UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 21, 2004

TELEMETRIX INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-14724	59-3453156
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1225 Sage Street
Gering, Nebraska 69341
(Address of Principal Executive Offices)

308-436-4090
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

     Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     In a settlement of the dispute between our majority shareholders, us and TowerGate/Nyssen, our majority shareholders have agreed to elect Mr. William W. Becker as Chairman and interim Chief Executive Officer, Mr. Gary Brown as the Director and Secretary/Treasurer, and Mr. Piers Linney as a Director. Mr. Michael J. Tracy has resigned as one of our a directors and as our Chief Executive Officer and acting Chief Financial Officer, effective upon the execution of the Settlement Agreement. between our majority shareholders, us and TowerGate/Nyssen. The Settlement Agreement was fully executed by the parties on December 10,2004, and dated as of November 30, 2004.

Section 8 — Other Events

     Item 8.01 Other Events.

Telemetrix, Inc. And Its Majority Shareholders Settled The Dispute With TowerGate Finance, Ltd.,
A United Kingdom Corporation, A Nyssen, LLP, A United Kingdom Limited Partnership.

     Telemetrix Inc. is referred to herein as “we” or “us”.

     On September 16, 2004, we filed a complaint in the United States District Court for the District of Nebraska, in case number 7:04CV5020, against TowerGate Finance, Ltd., (“TowerGate”) and Nyssen, LP (“Nyssen”). The Complaint alleges fraudulent misrepresentation against TowerGate, fraudulent concealment against Nyssen, breach of fiduciary duty against TowerGate, civil conspiracy against TowerGate and Nyssen, breach of contract against TowerGate, and breach of the covenant of good faith and fair dealing against TowerGate. The Complaint seeks preliminary and permanent injunction, declaratory judgment and an accounting. The Complaint also requests a jury trial.

     On September 10, 2004, we filed a Complaint in the United States District Court in the Southern District of New York against Michael J. Tracy (“Tracy”), Michael L. Glaser (“Glaser”), and William W. Becker (“Becker”), in case number 04CV7255. The Complaint seeks an award for compensatory damages, an injunction against Tracy, Glaser and Becker for meeting in concert to withdraw a schedule 14 C from the Securities and Exchange Commission (“SEC”) filed on September 8, 2004; and awarding us, as plaintiff, costs and expenses for litigation, including reasonable attorneys’ fees, expert fees, and other disbursements, and awarding us, as plaintiff, such other and further relief as may be deemed just and proper.

     On December 10, 2004, we, Tracy, Glaser and Becker and our other majority shareholders and TowerGate and Nyssen entered into a binding agreement (“Agreement”) dated as of November 30, 2004, in which the parties agreed to dismiss the above described lawsuits, and settle the dispute between them and between us and TowerGate and Nyssen.

     Under the terms of the Agreement, the parties agreed to vote to put in place an interim board of directors consisting of William Becker as Chairman and interim Chief Executive Officer, Larry E. Becker, son of William Becker, and one of our substantial shareholders through Becker Capital Management, LLC, and BGC Investments, Inc., Piers Linney, CEO of TowerGate, and Matthew Hudson, who controls Nyssen. In addition, the Agreement specifies that William Becker and Larry Becker and the entities which are affiliated (“the “Becker Entities”) with them and TowerGate/Nyssen have the right to appoint two directors, so long as either group individually, respectively, holds in excess of 25% of our common stock. Moreover, the agreement states that the Becker entities and TowerGate/Nyssen shall be entitled, respectively, to appoint one director for as long as they hold in excess of 50% of our common stock and up to 25% of our common stock. Mr. Larry E. Becker is a Canadian citizen. Messrs. Linney and Hudson are British subjects. TowerGate and Nyssen are formed under the laws of the United Kingdom.

     The Agreement also states that majority shareholders Tracy, TowerGate/Nyssen, and Glaser, together with the Becker Entities and TowerGate/Nyssen agree to vote all shares held by them to ensure that the Becker directors are always appointed in accordance with the agreement. In addition, the parties agree that other directors will be appointed to the Board in due course and good faith on the basis that their appointment is in our best interest and in the best interest of our shareholders.

     The Agreement further specifies that the majority of shareholders of common stock shall increase the authorized number of common voting shares of the company to 500,000,000 shares by written resolution, and our majority shareholders agree to take all actions necessary and in accordance with applicable laws, statutes, rules and regulations to facilitate the increase in the issuance of our share capital.

     The Agreement further states that, subject to the approval of a specific level of foreign ownership in us by the Federal Communications Commission (“FCC”), certain of our shareholders will convert debt owed to them evidenced by promissory notes. Thus, under the Agreement and subject to prior FCC approval, Nyssen will convert $1.6 million we owe to it at $0.04 per share resulting in the issuance of 40,000,000 new shares of our common voting stock, TowerGate, subject to prior FCC approval, will convert $800,000 owed to it for financial services at $0.04 per share resulting in the issuance of 20,000,000 new shares of our common voting stock and Larry E. Becker, subject to FCC approval will convert $36,175 at $0.001 per share for 36,175,000 shares of common voting stock in accordance with our promissory note to him, resulting in the issuance of 36,175,000 new shares of our common voting stock. In addition, we and Tracy have agreed to issue a new promissory note to Mr. Tracy for a loan he made to us of $467,000. The Note shall be due and payable in 24 months from December 31, 2004, and shall bear simple interest at 10% per annum from December 31, 2004 until maturity.. Tracy may convert this Note at his option into our common voting stock at $0.04 per share.

     The Agreement also provides that since we require immediate access to new financing to continue operations, Mr. William W. Becker and his affiliates have agreed to invest $200,000 into our common stock at $.02 per share, for 10,000,000 newly issued shares, and Nyssen has agreed to invest $100,000 into our common voting stock at $0.02 per share for 200,000,000 shares of our newly shares and $100,000 into our common stock at $.10 per share for 1,000,000 of our newly issued shares.

     If prior FCC approval is obtained for the proposed conversions by Larry E. Becker, and TowerGate/Nyssen, and upon the increase in our authorized common voting stock to 500,000,000 shares, we will have approximately 180,000,000 shares of common voting stock outstanding. Of this number of outstanding shares , Mr. William W. Becker will hold directly or indirectly 10.44%, Mr. Larry E. Becker will hold directly or indirectly 23.13%, Tracy will hold directly or indirectly 23.63%, Glaser will hold directly or indirectly 3.77%, and TowerGate/Nyssen will hold directly or indirectly 37.17%. All other shareholders will hold 1.85%.

     The parties have agreed to implement the Agreement as soon as practical. Toward this end, we filed for dismissal of our Complaint against Messrs Tracy, Becker and Glaser on December 15, 2004, and we filed for dismissal of our Complaint against TowerGate/Nyssen on December 20, 2004. Our majority shareholders are also in the process of electing our new board of directors and officers, and increasing our share capital as provided for in the Agreement.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 21, 2004	Telemetrix Inc. /s/ William W. Becker By: William W. Becker Chairman and Acting CEO